Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 Nos. 333-140233, 333-135220, 333-131324, 333-126773, 333-112417, 333-108937 and 333-147561) pertaining to the Amended and Restated 1991 Employee and Consultant Stock Plan, the Amended and Restated 1993 Director Stock Option Plan, the Amended and Restated 1993 Employee Stock Purchase Plan, the Amended and Restated 2001 Stock Incentive Plan and 2003 Israeli Share Option Plan of DSP Group Inc. and its subsidiaries of our reports dated March 16, 2008, with respect to the consolidated financial statements and schedule of DSP Group Inc. and its subsidiaries, and the effectiveness of internal control over financial reporting of DSP Group Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ KOST FORER GABBAY & KASSIERER
Kost Forer Gabbay & Kassierer A Member of Ernst & Young Global

Tel-Aviv, Israel

March 16, 2008